                                                                   Exhibit 3.10


                            CERTIFICATE OF FORMATION

                                       OF

                          TRAVELCENTERS REALTY, L.L.C.

                      A Delaware Limited Liability Company



FIRST: The name of the limited liability company is TravelCenters Realty, L.L.C.

SECOND: Its registered office in the State of Delaware is to be located at 1209 Orange Street, Corporation Trust Center, Wilmington, Delaware, 19801 The registered agent at that address is The Corporation Trust Company.

THIRD: The formation of TravelCenters Realty, L.L.C., as a limited liability company shall be effective at 11:59 p.m. on December 31, 2002.

IN WITNESS WHEREOF, the undersigned, being the individual authorized to form the Company, has executed, signed and acknowledged this Certificate of Formation this 23rd day of December, 2002.


                                     By: /s/ James W. George
                                         --------------------------------------
                                         James W. George, Authorized
                                         Representative